UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): October 23, 2023 (October 20, 2023)

PFSweb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4455 REGENT BLVD IRVING, TX	75063
(Address of principal executive offices)	(Zip Code)

(972) 881-2900
(Registrant’s telephone number, including area code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PFSW	Nasdaq	Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2023, PFSweb, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, GXO Logistics, Inc., a Delaware corporation (“Parent”), and Peregrine MergerSub I, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), dated as of September 13, 2023. Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, on October 23, 2023, Merger Sub completed a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the common stock, par value $0.001 per share (the “Company Common Stock”), of the Company (collectively, the “Shares”) (other than Shares held by Parent, Merger Sub, the Company or any of their respective subsidiaries as treasury stock or otherwise) at a price per Share of $7.50, in cash, without interest and less any applicable withholding taxes (the “Offer Price”).
The Offer expired at the end of the day, 12:00 midnight, New York City time, on October 20, 2023. According to the depositary for the Offer, 19,792,215 shares of Company Common Stock were validly tendered and not withdrawn in the Offer, representing approximately 86.9% of the outstanding shares of Company Common Stock. The number of shares of Company Common Stock tendered satisfied the condition to the Offer that there be validly tendered and not validly withdrawn shares of Common Stock that, considered together with all other shares (if any) beneficially owned by Parent and its affiliates, represent one more share than 50% of the Shares outstanding at the time of the expiration of the Offer. On October 23, 2023, all conditions to the Offer having been satisfied or waived, Parent and Merger Sub accepted for payment all shares of Company Common Stock validly tendered and not validly withdrawn.
Following the completion of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied, and on October 23, 2023, Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). The Merger was completed pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with no stockholder vote required. At the effective time of the Merger (the “Effective Time”), each Share (except as otherwise provided in the Merger Agreement) was converted automatically into and thereafter represent only the right to receive $7.50 in cash, without interest and subject to any applicable withholding taxes.
In addition, pursuant to the Merger Agreement and effective as of the Effective Time:
•Each stock option to purchase Shares that was outstanding and unexercised as of immediately prior to the Effective Time, whether or not vested or exercisable, was automatically cancelled and converted into the right to receive an amount of cash from the Surviving Corporation equal to the product of (i) the total number of Shares then underlying such stock option multiplied by (ii) the excess, if any, of the same cash consideration, without interest and less any applicable withholding taxes, for their Shares as was payable in the Offer (the “Merger Consideration”) over the exercise price per share of such stock option. If the exercise price of any such stock option was equal to or greater than the Merger Consideration, such stock option was cancelled for no consideration.
•Each deferred stock unit award in respect of Shares that was outstanding as of immediately prior to the Effective Time, whether or not vested, was automatically cancelled and converted into the right to receive an amount of cash from the Surviving Corporation equal to the product of (i) the total number of Shares then underlying such deferred stock unit award multiplied by (ii) the Merger Consideration.
•Each other stock-based award in respect of Shares (including each restricted stock unit award and each performance-based restricted stock unit award) that was outstanding as of immediately prior to the Effective Time was automatically cancelled and converted into the right to receive an amount of cash from the Surviving Corporation equal to the product of (i) the number of Shares determined to be earned underlying such other stock-based award multiplied by (ii) the Merger Consideration. The number of Shares underlying each other stock-based award that was subject to performance-based vesting conditions was determined by measuring the level of achievement of the applicable performance goals in accordance with the provisions of the applicable award agreements.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 14, 2023, and which is incorporated herein by reference.

Item 1.01.     Entry into a Material Definitive Agreement

On October 20, 2023, the Company and Computershare Inc., successor in interest to Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC), a Delaware corporation, as successor to ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as rights agent, entered into Amendment No. 12 (the “Amendment”) to the Company’s Rights Agreement, as amended (the “Rights Agreement”).

Amendment No. 12 amends the Rights Agreement by accelerating the expiration of the Company’s preferred share purchase rights (the “Rights”) under the Rights Agreement by amending the definition of “Final Expiration Date” under the Rights Agreement to mean “11:59 p.m., New York City time, on October 20, 2023.” Accordingly, the Rights which were previously dividended to holders of record of the Company Common Stock expired as of 11:59 p.m., New York City time, on October 20, 2023, upon the expiration of the Rights Agreement and no person shall have any rights pursuant to the Rights Agreement or the Rights.

The foregoing description of the Amendment and the Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, a summary of the material terms of the Rights Agreement, as amended by the Amendment, together with the full text of the Rights Agreement, and each of Amendments Nos. 1 to 10 thereto, as set forth in the Company’s Proxy Statement filed with the SEC on July 17, 2023, Amendment No. 11 included as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 14, 2023, and Exhibit 4.1 hereto.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, on October 23, 2023, Merger Sub irrevocably accepted for payment all shares of Company Common Stock validly tendered and not validly withdrawn pursuant to the Offer on or prior to the expiration of the Offer. On October 23, 2023, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the Company’s stockholders required. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

The aggregate consideration payable by Merger Sub to acquire the shares of Common Stock in the Offer and the Merger is approximately $170.8 million. Parent and its controlled affiliates advanced to Merger Sub the funds necessary to consummate the Offer and the Merger and to pay the related fees and expenses.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified The Nasdaq Global Market (“NASDAQ”) of the consummation of the Merger and requested that NASDAQ (i) halt trading in the shares of Company Common Stock, (ii) suspend trading of and delist the shares of Company Common Stock and (iii) file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all shares of Company Common Stock from NASDAQ and the deregistration of such shares of Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company will file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the shares of Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the shares of Company Common stock.

Item 3.03.    Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.    Changes in Control of Registrant.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The Merger Consideration was funded through Parent’s cash on hand. The information set forth in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.    Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, each of David I. Beatson, Robert Frankfurt, G. Mercedes De Luca, Monica Luechtefeld, Benjamin Rosenzweig and Michael C. Willoughby resigned and ceased to be directors of the Company and members of any committee of the Company’s Board of Directors. These resignations were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices. Effective immediately following these resignations, Karlis P. Kirsis and Zeeshan Naqvi became the directors of the Company.

In addition, as of Effective Time, each of the Company’s Chief Executive Officer Michael J. Willoughby and the Company’s Chief Financial Officer, Thomas J. Madden terminated employment for good reason and became entitled to the severance and change in control benefits contemplated by their existing compensation arrangements with the Company. In consideration for a $100,000 payment from the Company, Mr. Madden also agreed to certain restrictive covenants for the two-year period following the Effective Time, including a covenant not to compete and a non-solicit of customers and employees.

Effective immediately following completion of the Merger, all of the incumbent officers of the Company, as of immediately prior to the effectiveness of the Merger, were removed as officers of the Company. From and after the Effective Time, the officers of the Company are as follows: Zeeshan Naqvi, 47 (President and Treasurer), and Karlis P. Kirsis (Vice President and Secretary). Mr. Naqvi, 47, has served as Senior Vice President, Treasurer of Parent since September 2021. Prior to Mr. Naqvi’s time with Parent, he served as Vice President, Treasurer at Diebold Nixdorf, Inc. from July 2019 to August 2021 and as Managing Director – Treasury at Moody’s Corporation from August 2015 to July 2019. Mr. Kirsis, 44, has served as Chief Legal Officer of Parent since August 2, 2021, having previously served as senior vice president, European Chief Legal Officer, Corporate Secretary for XPO, a role he held since February 2020. Mr. Kirsis previously served in various roles at XPO, including senior vice president, Corporate Counsel, from July 2017 to February 2020, and vice president, Corporate and Securities Counsel, from September 2016 to July 2017. Prior to his time with XPO, Mr. Kirsis was a corporate associate with Skadden, Arps, Slate, Meagher & Flom LLP from 2007 to 2016.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of September 13, 2023, by and among PFSweb, Inc., GXO Logistics, Inc., and Peregrine MergerSub I, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 14, 2023)

3.1	Third Amended and Restated Certificate of Incorporation of PFSweb, Inc.
3.2	Amended and Restated By-Laws.
4.1
Amendment No. 12 to the Rights Agreement, dated as of October 20, 2023, between the Company and Computershare Inc, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Form 8-A/A filed by the Company with the Securities and Exchange Commission on October 20, 2023).

104	Cover Page Interactive Data file, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFSweb, Inc.

Dated: October 23, 2023	By:	/s/ Karlis P. Kirsis
Karlis P. Kirsis
Vice President & Secretary